UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of report (date of earliest event reported): July 28, 2010
NOBLE CORPORATION
(Exact name of Registrant as specified in its charter)

Switzerland (State or other jurisdiction of incorporation or organization)	000-53604 (Commission file number)	98-0619597 (I.R.S. employer identification number)

Dorfstrasse 19A Baar, Switzerland (Address of principal executive offices)	6340 (Zip code)
Registrant’s telephone number, including area code: 41 (41) 761-65-55
NOBLE CORPORATION
(Exact name of Registrant as specified in its charter)

Cayman Islands (State or other jurisdiction of incorporation or organization)	001-31306 (Commission file number)	98-0366361 (I.R.S. employer identification number)

Suite 3D Landmark Square 64 Earth Close Georgetown, Grand Cayman, Cayman Islands BWI (Address of principal executive offices)	KY-1 1206 (Zip code)
Registrant’s telephone number, including area code: (345) 938-0293
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Explanatory Note
     This combined filing on Form 8-K is separately filed by Noble Corporation, a Swiss Corporation (“Noble-Swiss”), and Noble Corporation, a Cayman Island company (“Noble-Cayman”). Information in this filing relating to Noble-Cayman is filed by Noble-Swiss and separately by Noble-Cayman on its own behalf. Noble-Cayman makes no representation as to information relating to Noble-Swiss (except as it may relate to Noble-Cayman) or any other affiliate or subsidiary of Noble-Swiss. This report should be read in its entirety as it pertains to each of Noble-Swiss and Noble-Cayman. Any reference in this filing to “Noble,” “Noble Corporation,” the “Company,” “we,” “us,” “our,” and words of similar meaning refer collectively to Noble-Swiss and its consolidated subsidiaries, including Noble-Cayman.

Item 1.01	Entry Into a Material Definitive Agreement.
Bully Credit Facilities
     As a result of our acquisition of FDR Holdings Limited, a Cayman Islands company (“Frontier”), we acquired a 50% interest in two joint ventures that are constructing and own the rights to the Bully I and Bully II drillships. Each of these joint ventures will be consolidated in our consolidated financial statements.
     Each of the Bully I and Bully II joint ventures has a secured credit facility in place to finance the construction of the drillship being constructed by such joint venture, and these credit facilities will continue in effect after the consummation of our acquisition of Frontier.
     The indebtedness under each of the Bully I and Bully II credit facilities is non-recourse to Frontier. In addition, none of Noble-Cayman, Noble-Swiss or any other subsidiary of Noble-Swiss has guaranteed the indebtedness under the Bully I or Bully II credit facilities.
     The Bully I secured credit facility consists of a $375 million senior term loan facility, a $40 million senior revolving loan facility and a $50 million junior term loan facility. As of May 31, 2010, loans in an aggregate principal amount of $350 million were outstanding under the Bully I facility. The senior term loan facility requires 20 quarterly payments of $15.75 million each, beginning at the end of the first complete fiscal quarter after the earlier of (i) delivery and acceptance of the Bully I drillship and (ii) December 30, 2010. A one-time balloon payment of up to $60 million is due on the date of the final quarterly payment under the senior term loan facility (the “Final Payment Date”). In addition, all outstanding advances under the senior revolving credit facility are due in full on the Final Payment Date. The junior term loan facility requires quarterly payments in amounts based on an excess cash flow calculation defined in the Bully I credit agreement, commencing in the third complete quarter following the earlier of (i) delivery and acceptance of the Bully I drillship and (ii) December 30, 2010, with final payment to be made on the Final Payment Date. The senior term loan facility and the senior revolving loan facility provide for floating interest rates that are fixed for one-, three- or six-month periods at LIBOR plus 2.5% prior to delivery and acceptance of the Bully I drillship and LIBOR plus 1.5% thereafter (which may be reduced to LIBOR plus 1.25% if the Bully I drillship has a utilization rate of at least 95% during the first year after its acceptance). The junior term loan facility provides for floating interest rates that are fixed for one-, three- or six-month periods at LIBOR plus 3.5% prior to delivery and acceptance of the Bully I drillship and LIBOR plus 2.5% thereafter (which may be reduced to LIBOR plus 2.25% if the Bully I drillship has a utilization rate of at least 95% during the first year after its acceptance). The Bully I credit facility is secured by assignments of the major contracts for the construction of the Bully I drillship and its equipment, the drilling contract for the drillship, and various other rights. In addition, following completion of construction of the Bully I drillship, the credit facility is required to be secured by a first-preferred ship mortgage on the drillship.
     The Bully II secured credit facility consists of a $435 million senior term loan facility, a $10 million senior revolving loan facility and a $50 million cost overrun term loan facility. As of May 31, 2010, loans in an aggregate principal amount of $271.9 million were outstanding under the Bully II facility. The senior term loan facility requires 28 quarterly payments beginning on the earlier of (i) a specified date that is soon after the first full fiscal quarter to occur after commencement of operations by the Bully II drillship and (ii) July 15, 2011. The final quarterly payment will be paid together with a one-time balloon payment of up to $90 million plus any amounts outstanding under the senior revolving loan facility on the final quarterly installment payment date. The senior term loan facility and the senior revolving loan facility provide for floating interest rates that are fixed for three months or such other period selected by the borrower and agreed by the agent (but not to exceed three months), at LIBOR plus 2.5% prior to the occurrence of the delivery date of the hull, thereafter at LIBOR plus 2.3% until contract commencement, thereafter at LIBOR plus 2.25% until the first day of the sixth anniversary of the contract commencement, and thereafter at LIBOR plus 2.4%. The secured cost overrun term loan has floating interest rates of LIBOR plus 3.5% prior to the occurrence of the contract commencement and LIBOR plus 3.25% thereafter. The Bully II credit facility is secured by assignments of the major contracts for the construction of the Bully II drillship and its equipment, the drilling contract for the drillship, and various other rights. In addition, when the Bully II drillship is registered (flagged), the credit facility is required to be secured by a first-preferred ship mortgage.
     The descriptions of Bully I and Bully II Credit Facilities are summaries, do not purport to be complete and are subject to, and qualified in their entirety by, the full text of the agreements, which are filed as exhibits to this Current Report on Form 8-K and incorporated by reference herein.

Item 2.01	Completion of Acquisition or Disposition of Assets.
     On July 28, 2010, Noble-Swiss and Noble AM Merger Co, a Cayman Islands company and indirect wholly owned subsidiary of Noble-Swiss (“Merger Sub”), completed the acquisition of FDR Holdings Limited, a Cayman Islands company (“Frontier”). Under the terms of the Agreement and Plan of Merger (the “Merger Agreement”) with Frontier and certain of Frontier’s shareholders, Merger Sub merged with and into Frontier, with Frontier surviving as an indirect wholly owned subsidiary of Noble-Swiss (the “Merger”) and a wholly owned subsidiary of Noble-Cayman. Frontier owns three dynamically positioned drillships (including the Bully I and Bully II, Bully-class joint venture-owned drillships under construction), two conventionally moored drillships, including one which is Arctic-class, a conventionally moored deepwater semisubmersible drilling rig and one dynamically positioned floating production, storage and offloading vessel. At the effective time of the Merger, each outstanding ordinary share of Frontier was exchanged for cash. The estimated accounting purchase price was approximately $2.6 billion, and includes $1.7 billion in cash that was paid to, or on behalf of, Frontier and its equity holders, the assumption of approximately $622 million in secured non-recourse debt related to consolidated joint ventures (the Bully credit facilities described under Item 1.01 above)

and other liabilities. We based the consideration on an enterprise value of $2.16 billion for Frontier, which does not include our joint venture partner’s obligations related to the non-recourse debt and other liabilities for the construction of the two Bully-class rigs.
     The following table sets forth certain information concerning Frontier’s fleet at June 30, 2010. Frontier operates and, with the exception of the Bully I and Bully II, which are owned through a 50/50 joint venture, owns all of the units included in the table.

	Water Depth Rating	Drilling Depth
Name	(1) (feet)	Capacity (feet)	Location	Status (2)
Semisubmersible
Frontier Driller	5,000	25,000	U.S. Gulf of Mexico	Active
Drillships
Frontier Phoenix	5,000	25,000	Brunei	Active
Frontier Discoverer (3)	2,500	20,000	Philippines	Active
Frontier Duchess	1,500	25,000	Nigeria	Active
Bully I (3)(4)	8,200	40,000	Singapore	Shipyard/ Contracted
Bully II (3)(4)	8,200	40,000	Singapore	Shipyard/ Contracted
Floating Production, Storage and Offloading (FPSO) Unit
Frontier Seillean (5)	6,500	N/A	U.S. Gulf of Mexico	Contracted

(1)	Water depths are for subsea blowout preventer (“BOP”) stacks. The Frontier Phoenix is, and the Bully I and Bully II are expected to be, capable of operating with both subsea BOP stacks and surface BOP stacks. The surface BOP stacks increase the water depth rating of the Frontier Phoenix, Bully I and Bully II to 9,000, 12,000 and 12,000 feet, respectively.

(2)	Units listed as “active” were operating under contract as of June 30, 2010; units listed as “contracted” have signed contracts or have letters of intent with operators but have not begun operations; and units listed as “shipyard” are in a shipyard for construction, repair, refurbishment or upgrade.

(3)	Arctic-class drillship.

(4)	Owned through a 50/50 joint venture between a subsidiary of Frontier and a subsidiary of Royal Dutch Shell plc (“Shell”).

(5)	Operating under a short-term (approximately 100 days) contract.
     The foregoing summary of the Merger Agreement and the transactions contemplated thereby does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Merger Agreement, which was filed as Exhibit 2.1 to Noble-Swiss’ and Noble-

Cayman’s Current Report on Form 8-K filed on June 28, 2010 and is incorporated herein by reference.
Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
     The information included under Item 1.01 of this Current Report on Form 8-K is incorporated by reference under this Item 2.03.
Item 7.01 Regulation FD Disclosure.
     On July 28, 2010, Noble-Swiss issued a press release announcing the completion of the Merger and the transactions contemplated thereby. A copy of the press release is furnished as Exhibit 99.1 hereto and incorporated herein by reference.
     Pursuant to the rules and regulations of the Securities and Exchange Commission, the press release is being furnished and shall not be deemed to be “filed” under the Securities Exchange Act of 1934.
     Statements regarding the Frontier transaction, including the integration, contract backlog, fleet, and benefits, our operating capabilities, backlog, customer and shareholder value, safety culture and uses of financing, as well as any other statements that are not historical facts in this Current Report, are forward-looking statements that involve certain risks, uncertainties and assumptions. These include but are not limited to actions by regulatory authorities or other third parties, costs and difficulties related to the integration of acquired businesses, delays, costs and difficulties related to the transactions and the construction of newbuild rigs, market conditions, the combined companies’ financial results and performance, consummation, availability and terms of any financing, ability to repay debt and timing thereof, actions by customers and other third parties, factors affecting the level of activity in the oil and gas industry, supply and demand of drilling rigs, factors affecting the duration of contracts, the actual amount of downtime, factors that reduce applicable dayrates, violations of anti-corruption laws, hurricanes and other weather conditions, the future price of oil and gas and other factors detailed in Noble-Swiss’ and Noble-Cayman’s most recent Form 10-K, Form 10-Q’s and other filings with the Securities and Exchange Commission. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those indicated.
Item 9.01 Financial Statements and Exhibits.
     (a) Financial Statements of Businesses Acquired.
     The audited consolidated financial statements of Frontier as of and for the fiscal year ended December 31, 2009, and the related notes thereto, are incorporated herein by reference to Exhibit 99.1 of Noble-Swiss’ and Noble-Cayman’s Current Report on Form 8-K filed on July 21, 2010. The unaudited consolidated financial statements of Frontier as of and for the three months ended March 31, 2010 and 2009, and the related notes thereto, are incorporated herein by reference to Exhibit 99.2 of Noble-Swiss’ and Noble-Cayman’s Current Report on Form 8-K filed on July 21, 2010.

(b)	Pro Forma Financial Information.
     Unaudited Pro Forma Condensed Combined Balance Sheets of Noble-Swiss and Noble-Cayman, as of March 31, 2010, and the related notes thereto, and the Unaudited Pro Forma Condensed Combined Statement of Operations of Noble-Swiss and Noble-Cayman for the twelve months ended December 31, 2009 and the three months ended March 31, 2010, and the related notes thereto, showing the pro forma effect of our acquisition of Frontier and related transactions and financing, are incorporated herein by reference to Exhibit 99.3 of Noble-Swiss’ and Noble-Cayman’s Current Report on Form 8-K filed on July 21, 2010.
     (d) Exhibits

EXHIBIT NUMBER		DESCRIPTION
2.1	—	Agreement and Plan of Merger, dated as of June 27, 2010, among Noble-Swiss, Merger Sub, Frontier and certain of Frontier’s shareholders (incorporated herein by reference to Exhibit 2.1 to Noble-Swiss’ and Noble-Cayman’s Current Report on Form 8-K filed on June 28, 2010).

4.1	—	Term Loan and Credit Facility Agreement, dated December 21, 2007, by and among Bully 1, Ltd., the Lenders as set forth therein, Standard Chartered Bank, Bank of Scotland PLC and NIBC Bank N.V. as arrangers, and NIBC Bank N.V. as agent and security trustee for the Lenders, as amended by Amendment No. 1 to Term Loan and Credit Facility Agreement, dated February 12, 2008 and Amendment No. 2 and Consent to Term Loan and Credit Facility Agreement, dated July 28, 2010.

4.2	—	Term Loan and Revolving Loan Credit Facility Agreement, dated as of October 21, 2008, and amended and restated as of October 9, 2009, among Bully 2 Ltd., Standard Chartered Bank (as administrative agent and collateral agent) and the Lenders party thereto, as amended by the Omnibus Amendment and Consent Agreement, dated as of July 28, 2010, between Bully 2, Ltd. and Standard Chartered Bank (as administrative agent acting on the behalf of the Majority Lenders and as collateral agent for the Secured Parties).

23.1	—	Consent of Independent Auditors (incorporated herein by reference to Exhibit 23.1 to Noble-Swiss’ and Noble-Cayman’s Current Report on Form 8-K filed on July 21, 2010).

99.1	—	Press Release, dated July 28, 2010.

SIGNATURE
          Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Noble Corporation, a Swiss corporation
Date: August 2, 2010

	By:	/s/ Thomas L. Mitchell
Thomas L. Mitchell
Senior Vice President and Chief Financial Officer

Noble Corporation, a Cayman Islands company
	By:	/s/ Dennis J. Lubojacky
Dennis J. Lubojacky
Vice President and Chief Financial Officer

EXHIBIT INDEX

No.	Description
2.1	Agreement and Plan of Merger, dated as of June 27, 2010, among Noble-Swiss, Merger Sub, Frontier and certain of Frontier’s shareholders (incorporated herein by reference to Exhibit 2.1 to Noble-Swiss’ and Noble-Cayman’s Current Report on Form 8-K filed on June 28, 2010).

4.1	Term Loan and Credit Facility Agreement, dated December 21, 2007, by and among Bully 1, Ltd., the Lenders as set forth therein, Standard Chartered Bank, Bank of Scotland PLC and NIBC Bank N.V. as arrangers, and NIBC Bank N.V. as agent and security trustee for the Lenders, as amended by Amendment No. 1 to Term Loan and Credit Facility Agreement, dated February 12, 2008 and Amendment No. 2 and Consent to Term Loan and Credit Facility Agreement, dated July 28, 2010.

4.2	Term Loan and Revolving Loan Credit Facility Agreement, dated as of October 21, 2008, and amended and restated as of October 9, 2009, among Bully 2 Ltd., Standard Chartered Bank (as administrative agent and collateral agent) and the Lenders party thereto, as amended by the Omnibus Amendment and Consent Agreement, dated as of July 28, 2010, between Bully 2, Ltd. and Standard Chartered Bank (as administrative agent acting on the behalf of the Majority Lenders and as collateral agent for the Secured Parties).

23.1	Consent of Independent Auditors (incorporated herein by reference to Exhibit 23.1 to Noble-Swiss’ and Noble-Cayman’s Current Report on Form 8-K filed on July 21, 2010).

99.1	Press Release, dated July 28, 2010.